Exhibit 99.3

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945
COMPANY #
Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your Telephone or Internet vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE – www.eproxy.com/geoi Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on July 30, 2012.

TELEPHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on July 30, 2012.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

ò Please detach here ò

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.

	For	Against	Abstain

1.      Proposal to approve and adopt the Agreement and Plan of Merger, dated as of April 24, 2012, as it may be amended from time to time, by and among GeoResources, Inc., Halcón Resources Corporation, Leopard Sub I, Inc. and Leopard Sub II, LLC, and the transactions contemplated thereby.

	☐	☐	☐
	For	Against	Abstain

2.      Proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to GeoResources’ named executive officers that is based on or otherwise relates to the merger.

	☐	☐	☐
	For	Against	Abstain
3. Proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve Proposal 1 above.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business that may properly come before the meeting or any adjournment or adjournments thereof.

Please indicate if you plan to attend this meeting: ☐ Date:

Signature(s) in Box

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

GEORESOURCES, INC.

SPECIAL MEETING OF STOCKHOLDERS

Tuesday, July 31, 2012

10:00 a.m., Local Time

GeoResources, Inc.

110 Cypress Station Drive, Suite 220

Houston, Texas 77090

PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints FRANK A. LODZINSKI and HOWARD E. EHLER, and each of them, with power of substitution, as proxies of the undersigned to represent the undersigned and to vote all shares of GeoResources, Inc. common stock which the undersigned would be entitled to vote, if personally present at the Special Meeting of Stockholders of GeoResources, Inc. to be held at the Company’s principal executive offices, 110 Cypress Station Drive, Suite 220, Houston, Texas 77090 at 10:00 a.m. local time on July 31, 2012 and at any adjournments thereof, with all powers the undersigned would possess if present at such meeting on the matters set forth on the reverse side hereof and on all other matters properly coming before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of our Board of Directors’ below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT, “FOR” THE PROPOSAL TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION THAT MAY BECOME PAYABLE TO GEORESOURCES’ NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER, AND “FOR” ANY PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT.

See reverse for voting instructions.